RECAPITALIZATION AGREEMENT

This Recapitalization Agreement (this “Agreement”) is entered into as of the 14th day of November, 2008, by and among EP Global Communications, Inc., a Delaware corporation (the “Company”), and each of the holders listed on the schedules hereto (each, a “Holder” and, collectively, the “Holders”), with reference to the following facts:

WHEREAS, each Holder is the beneficial owner of certain of the outstanding Secured Convertible Debentures of the Company as set forth on such Holder’s Schedule I hereto (the “Old Notes”);

WHEREAS, each Holder wishes to exchange the Old Notes for new 6% Callable Secured Convertible Notes of the Company substantially in the form attached hereto as Exhibit A in an amount as set forth on such Holder’s Schedule I (the “New Notes”),

WHEREAS, the Company wishes to effectuate such exchange on the basis set forth in this Agreement; and

WHEREAS, it is the intention of the parties that the exchange contemplated herein shall constitute a “recapitalization” under Rule 144(d) (3) (ii) promulgated under the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.

Exchange.  Subject to the terms and conditions of this Agreement, each Holder severally and not jointly agrees to sell, and the Company agrees to purchase, the Old Notes owned by such Holder and set forth on such Holder’s Schedule I in exchange for the New Notes.  At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1 with respect to each Holder, the “Exchange”):

1.1

Each Holder shall severally, and not jointly sell, assign and transfer to the Company (or its designee) all right, title and interest in and to, and all Claims in respect of, or arising or having arisen as a result of such Holder’s status as a holder of, such Holder’s Old Notes listed on Schedule I for such Holder, free and clear of all Liens.

1.2

In exchange for the transfer, sale and assignment of the Old Notes by each Holder to the Company, the Company shall deliver or cause to be delivered to such Holder the New Notes set forth on such Holder’s Schedule I hereto.

1.3

The Company and each Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange in connection with the Closing.

1.4

Closing.  Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Holders or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur as of the date set forth above (the “Closing Date”) as is mutually acceptable to the Holders and the Company.

2.

Representations and Warranties of the Company.  The Company represents and warrants to each Holder, as of the date hereof, and as of the Closing Date that:

2.1

Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of Oregon and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.

2.2

Authorization and Binding Obligation.  The Company has full corporate power to execute and deliver the Transaction Documents. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been, and the execution and delivery by the Company of the other Transaction Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the Company’s part are necessary for the execution and delivery of this Agreement and the other Transaction Documents, and the performance of the Company’s obligations provided for herein and therein.  This Agreement has been, and the other Transaction Documents have been, or on or prior to the Closing Date will be, duly executed and delivered by and, assuming this Agreement and the other Transaction Documents are or, on or prior to the Closing Date, will be binding obligations of each Holder party thereto, this Agreement constitutes, and the other Transaction Documents constitute, or on or prior to the Closing Date will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.3

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the performance of the Company’s obligations hereunder and thereunder, will not  conflict with or violate Articles of Incorporation, By-laws or other organizational documents,  conflict with or violate any Legal Requirement applicable to the Company, or by which any of its properties is bound or affected, or  result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except where, in the case of clauses (ii) and (iii), any of the foregoing would not, either individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b)

The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the performance of its obligations hereunder and thereunder, will not require any prior consent, approval or authorization, or prior filing with or notification to, any Governmental Authority, except where the failure to obtain such prior consents, approvals or permits, or to make such prior filings or notifications, would not have or reasonably be expected to have a Material Adverse Effect.

2.4

Material Disclosure.  There has been no change in the business or financial condition of the Company and its subsidiaries, taken as a whole, since December 31, 2007, which would reasonably be expected to have a Material Adverse Effect, except as has been disclosed or contained or reflected in any report, schedule, form, statement or other document (together with all exhibits, financial statements, schedules and any amendments thereto) that has been filed by the Company with the Securities Exchange Commission (the “SEC”) prior to the date of this Agreement.

2.5

No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

2.6

No General Solicitation.  Neither the Company nor any of its affiliates or any other person acting on its or their behalf (other than the Holders or their affiliates or any other person acting on their behalf, as to which no representation is made) has solicited offers for, or offered or sold, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

2.7

Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Holders contained herein and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the New Notes to the Holders, to register the New Notes under the Securities Act.

2.8

Public Documents.  The Company has filed all reports, registration statements, proxy statements, and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act (all such reports and statements are collectively referred to herein as the “Commission Filings”).  As of their respective filing dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, including, without limitation, that the Commission Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.9

Shares.  A number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 200% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the New Notes (the shares of Common Stock issuable upon conversion of, or otherwise pursuant to, the New Notes, the “Conversion Shares”).  Upon conversion in accordance with the New Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with each Holder being entitled to all rights accorded to a holder of Common Stock.

2.10

Common Stock.  All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable.

2.11

Shell Company Status.  The Company is not now, and has not, prior to the date of this Agreement, been a “shell company” as such term is defined in Rule 12b-2 of the Exchange Act.

3.

Representations and Warranties of each Holder.

Each Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

3.1

Organization’s Authority.  Such Holder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.2

Ownership of Securities.  Such Holder owns, beneficially, all of the Old Notes set forth in Column I on such Holder’s Schedule I attached hereto.  Such Holder owns all of such Old Notes free and clear of any Liens (other than the obligations pursuant to this Agreement).  Without limiting the foregoing, except for such Holder’s obligations under this Agreement, such Holder has sole power of disposition with respect to all such Old Notes, with no restrictions on its rights of disposition pertaining thereto and no person or entity other than such Holder has any right to direct or approve the disposition of any such Old Notes.  All of such Holder’s Old Notes are held for the account of such Holder by the entity named on its signature page of this Agreement.

3.3

No Sale or Distribution.  Such Holder is acquiring the New Notes, and upon conversion of the New Notes will acquire the Conversion Shares issuable upon conversion of the New Notes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption (including under Section 4(1) of the Securities Act or Rule 144) under the Securities Act and pursuant to the applicable terms of the Transaction Documents.  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.  Such Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

3.4

Accredited Investor Status.  Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

3.5

Reliance on Exemptions.  Such Holder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein and in the Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Securities.

3.6

Information.  Such Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Holder.  Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Holder or its advisors, if any, or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein.  Such Holder understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  Such Holder has sought such accounting, legal and tax advice from Persons other than the Company as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

3.7

No Governmental Review.  Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.8

Transfer or Resale.  Such Holder understands that  the Securities may not be offered for sale, sold, assigned or transferred unless  the Securities have been registered under the Securities Act or any state securities laws,  the Company shall have received an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or  such Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”);  any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and  neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3.8.

3.9

Validity; Enforcement.  This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.10

No Conflicts.  The execution, delivery and performance by such Holder of this Agreement and the other Transaction Documents, and the consummation by such Holder of the transactions contemplated hereby and thereby will not  result in a violation of the organizational documents of such Holder or  conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party, or  result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Holder to perform its obligations hereunder.

4.

Covenants.

4.1

Reasonable Best Efforts to Close.  The Company and each Holder shall use commercially reasonable best efforts to take such actions as are necessary or desirable to consummate the transactions contemplated by this Agreement.

4.2

Limitations on Transfer.  During the period between the execution of this Agreement and ending on the earlier of  the termination of this Agreement in accordance with Section 6 hereof, or  the Closing Date, no Holder shall sell, assign or transfer any interest in its Old Notes which are the subject of this Agreement, or otherwise take any action which would inhibit or impair such Holder’s ability to deliver such Old Notes at the Closing in compliance with the terms of this Agreement.

4.3

Confidentiality.  Each Holder shall keep the existence and terms of the transaction confidential until the issuer publicly announces the transaction.  The Company shall publicly announce the transaction promptly following the Closing.

4.4

No Integration.  Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the New Notes in a manner that would require registration of the New Notes under the Securities Act.

4.5

No General Solicitation.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Holders and its affiliates, as to which no covenant is made) will solicit offers for, or offer or sell, the New Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Cancellation; No Distribution of Old Notes.  Upon receipt of the Old Notes by the Company, such Old Notes will be cancelled and will cease to be outstanding.  The Company shall not resell or reissue the Old Notes in any manner that would cause the Holder to be engaged in a distribution of the Old Notes under the Securities Act.

4.7

Tax Treatment.  The parties agree to treat the issuance of the New Notes in exchange for the Old Notes as a taxable exchange for United States federal income tax purposes, unless otherwise required by law, and acknowledge that, depending upon the circumstances, the New Notes may bear original issue discount.

4.8

Tacking of Holding Period.  It is the intention of the parties that the exchange contemplated herein shall constitute a “recapitalization” under Rule 144(d)(3)(ii) promulgated under the Securities Act.  Accordingly, the holding period of the New Notes will be deemed to commence at the time the Old Notes were issued to the Holders.  The Company hereby covenants and agrees that it will promptly honor all requests for conversion of the New Notes and will deliver to the Holders certificates for Conversion Shares free of any restrictive legend provided that such shares are issued upon conversion of New Notes which have been held for the requisite period under Rule 144.

5.

Conditions to Closing.

5.1

Conditions to the Obligations of each Holder.  The obligations of each Holder to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:

(a)

No Injunction or Proceeding.  As of the Closing, there shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending any action, proceeding or investigation involving such Holder challenging or seeking damages from such Holder in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.

(b)

Accuracy of Representations.  The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (except those qualified by Material Adverse Effect, which shall be accurate in all respects).

(c)

Performance.  The covenants and obligations that the Company is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

(d)

Execution and Delivery of Transaction Documents.  The Transaction Documents shall have been executed and delivered by all parties thereto (other than the Holders) and delivered to the Holders.

(e)

Opinion.  Anslow & Jaclin LLP, counsel for the Company, shall have furnished to the Holders, their written opinion, dated the Closing Date and addressed to the Holders, in form and substance customary and appropriate for a transaction of this type and reasonably satisfactory to the Holders.

5.2

Conditions to the Obligations of the Company.  The obligations of the Company to close the Exchange are subject to the fulfillment on or before the Closing Date of the following:

(a)

No Injunction or Proceeding.  As of the Closing, there shall be no injunction, stay or restraining order in effect with respect to the transactions provided for herein and there shall not be pending any action, proceeding or investigation challenging or seeking damages in connection with the Exchange or seeking to restrain or prohibit the consummation of the Exchange.

(b)

Accuracy of Representations.  The representations and warranties made by each Holder in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

(c)

Performance.  The other covenants and obligations that each Holder is required to comply with or to perform pursuant to this Agreement at or prior to such Closing shall have been complied with and performed in all material respects.

(d)

Execution and Delivery of Transaction Documents.  The Transaction Documents shall have been executed and delivered by all parties thereto (other than the Company) and delivered to the Company.

6.

Miscellaneous.

6.1

Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law.

6.2

Further Assurances; Additional Documents.  The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

6.3

Fees and Expenses.  Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement, provided that on the date hereof the Company shall pay to the Holders or their designee an amount equal to $15,000, in accordance with the wire instructions set forth on Schedule II, to cover the fees and expenses of preparing the documentation relating to this transaction.

6.4

Severability.  If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.5

Entire Agreement.  This Agreement and the other Transaction Documents represent the entire agreement and understanding among the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings.

6.6

No Oral Modification.  This Agreement may only be amended in writing signed by the Company and by each Holder.

6.7

Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by reputable overnight courier or by facsimile transmission (with receipt of successful and full transmission) to the applicable parties hereto at the address stated on the signature pages hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

6.8

Submission to Jurisdiction.  Each of the parties hereto  consents to submit itself to the personal jurisdiction of any federal court located in the state of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,  agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and  agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the state of New York.

6.9

Jury Trial Waiver.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.10

Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.  Facsimile signatures shall constitute original signatures.

7.

Certain Definitions.

7.1

Definitions.  For purposes of this Agreement, the following terms shall have the following meanings (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the New Notes):

“Claims” means any claims, actions, causes of action, liabilities, agreements, demands, damages, debts, rights, interests, obligations, suits, judgments and charges of whatever nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, known or unknown, that exist or may exist as of the date of this Agreement, or thereafter arising in law, equity or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Legal Requirement” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Lien” means any security interest, any interest retained by the transferor under a conditional sale or other title retention agreement, mortgage, lien, pledge, option, encumbrance, adverse interest, constructive exception to, defect in or other condition affecting title or other ownership interest of any kind, which constitutes an interest in or claim against property, whether or not arising pursuant to any Legal Requirement.

“Material Adverse Effect” means a material adverse effect on  the business or condition (financial or otherwise) of the Company and its direct and indirect subsidiaries, taken as a whole,  the ability of the Company to perform its obligations under this Agreement or  the ability of the Company to issue the New Notes in accordance with the terms of this Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof, including in the United States of America.

“Securities” means the New Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Transaction Documents” means this Agreement and the other documents and instruments to be executed and delivered in connection herewith at or prior to the Closing, including, without limitation, the New Notes.

[Signatures on the following pages]

THE COMPANY’S SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

IN WITNESS WHEREOF the parties have executed this Agreement on the date    set forth below.

EP GLOBAL COMMUNICATION, INC.

/s/ Joseph Valenzano

Joseph Valenzano
President and Chief Executive Officer

Notice Address:	With a copy to:

EP Global Communications, Inc. c/o Exceptional Parent (EP) Magazine 416 Main Street Johnstown, PA 15901 Telephone: (814) 361-3860 Facsimile: (201) 746-0179 Attention: Chief Executive Officer	Anslow & Jaclin, LLP. 195 Route 9 South, 2nd Floor Manalapan, NJ 07726 Telephone: (732) 409-1212 Facsimile: (732) 577-1188

HOLDER’S SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT

AJW PARTNERS, LLC.
By:  SMS Group, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW MASTER FUND, LTD.
By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.

By:  First Street Manager II, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC

By:  AJW Manager, LLC

/s/ Corey S. Ribotsky

Corey S. Ribotsky, Manager

Notice Address:	With a copy to:
1044 Northern Boulevard Suite 302 Roslyn, NY 11576 Attention: Corey S. Ribotsky	Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 Attention: Gerald J. Guarcini, Esq.

SCHEDULE I

AJW PARTNERS, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Initial Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II -- Principal Amount of New Notes to be received in exchange for Old Notes
9/23/05	$189,100
10/20/05	$113,460
1/31/06	$151,200
8/15/06	$46,500
9/28/06	$9,300
10/24/06	$9,300
11/29/06	$9,300
12/26/06	$9,300
1/31/07	$9,300
2/27/07	$9,300
3/28/07	$9,300
4/30/07	$9,300
5/30/07	$9,300
7/16/07	$18,600
9/12/07	$9,300
10/4/07	$9,300
11/8/07	$9,300
12/12/07	$9,300
1/31/08 – Interest Debenture	$12,859.23
Total	$652,619.83
November 14, 2008		$544,624.59
November 14, 2008		$323,104.00

SCHEDULE I

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Initial Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II -- Principal Amount of New Notes to be received in exchange for Old Notes

9/23/05	$21,700
10/20/05	$13,020
1/31/06	$17,360
8/15/06	$6,000
9/28/06	$1,200
10/24/06	$1,200
11/29/06	$1,200
12/26/06	$1,200
1/31/07	$1,200
2/27/07	$1,200
3/28/07	$1,200
4/30/07	$1,200
5/30/07	$1,200
7/16/07	$2,400
9/12/07	$1,200
10/4/07	$1,200
11/8/07	$1,200
12/12/07	$1,200
1/31/08 – Interest Debenture	$2,410.64
9/22/08	$15,000
Total	$93,490.64
November 14, 2008		$64,439.73
November 14, 2008		$66,030.00

SCHEDULE I

AJW OFFSHORE, LTD.

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Initial Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II -- Principal Amount of New Notes to be received in exchange for Old Notes

9/23/05	$812,200
10/20/05	$487,320
1/31/06	$649,760
8/15/06	$303,000
9/28/06	$60,600
10/24/06	$60,600
11/29/06	$60,600
12/26/06	$60,600
1/31/07	$60,600
2/27/07	$60,600
3/28/07	$60,600
4/30/07	$60,600
5/30/07	$60,600
7/16/07	$121,200
Total	$2,918,880
November 14, 2008		$2,386,123.31
November 14, 2008		$1,594,125.00

SCHEDULE I

AJW Master Fund, LTD.

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Initial Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II -- Principal Amount of New Notes to be received in exchange for Old Notes
9/12/07	$89,500
10/4/07	$89,500
11/8/07	$89,500
12/12/07	$89,500
1/31/08 – Interest Debenture	$164,803.73
Total	$522,803.73
November 14, 2008		$856,507

SCHEDULE I

AJW QUALIFIED PARTNERS, LLC

Date(s) of Old Notes to be Exchanged and of New Notes to be received	Column I – Initial Principal Amount of Old Notes owned by Holder to be Exchanged by Holder Pursuant to Section 1.1	Column II -- Principal Amount of New Notes to be received in exchange for Old Notes

9/23/05	$527,000
10/20/05	$316,200
1/31/06	$421,600
8/15/06	$144,500
9/28/06	$28,900
10/24/06	$28,900
11/29/06	$28,900
12/26/06	$28,900
1/31/07	$28,900
2/27/07	$28,900
3/28/07	$28,900
4/30/07	$28,900
5/30/07	$28,900
7/16/07	$57,800
Total	$1,727,200
November 14, 2008		$1,509,613.78
November 14, 2008		$761,309.00